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                                                                   EXHIBIT 21.01


                SUBSIDIARIES OF SALEM COMMUNICATIONS CORPORATION,
                             A CALIFORNIA CORPORATION


ATEP Radio, Inc.
Bison Media, Inc.
Caron Broadcasting, Inc.
CCM Communications, Inc.
Common Ground Broadcasting, Inc.
Golden Gate Broadcasting Company, Inc.
Inland Radio, Inc.
Inspiration Media, Inc.
Inspiration Media of Texas, Inc.
Kingdom Direct, Inc.
New England Continental Media, Inc.
New Inspiration Broadcasting Company, Inc.
Oasis Radio, Inc.
OnePlace, Ltd.
Pennsylvania Media Associates, Inc.
Radio 1210, Inc.
Salem Communications Corporation (a Delaware corporation)
Salem Media of California, Inc.
Salem Media of Colorado, Inc.
Salem Media Corporation
Salem Media of Ohio, Inc.
Salem Media of Oregon, Inc.
Salem Media of Pennsylvania, Inc.
Salem Media of Texas, Inc.
Salem Media of Virginia, Inc.
Salem Music Network, Inc.
Salem Radio Network Incorporated
Salem Radio Representatives, Inc.
South Texas Broadcasting, Inc.
SRN News Network, Inc.
Vista Broadcasting, Inc.